UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2024, Sabre Corporation (“Sabre”) announced that that Sabre’s Board of Directors (the “Board”) has elected Elaine Paul as a director, effective February 16, 2024. Ms. Paul served as the Chief Financial Officer of Lyft, Inc., a peer-to-peer marketplace for on-demand ridesharing, from January 2022 to May 2023. From July 2019 to December 2021, she served as Chief Financial Officer and Vice President of Finance at Amazon Studios, a division of Amazon.com, Inc., an e-commerce company. Prior to Amazon Studios, Ms. Paul served as Chief Financial Officer at Hulu, LLC, a streaming service company, from November 2013 to July 2019. She served in various senior positions, including as Senior Vice President, Corporate Strategy, Business Development and Technology at The Walt Disney Company, a global entertainment company, from 1994 to 2013. Ms. Paul is expected to be appointed to one or more Board committees immediately following Sabre’s Annual Meeting of Stockholders, scheduled for April 24, 2024. As a director, Ms. Paul will participate in Sabre’s non-employee director compensation program. Currently under this program, she is entitled to receive an annual cash retainer of $90,000, as well as an annual cash retainer for service on committees of the Board. Also currently under the program, she is eligible to receive a restricted stock unit award on the date of her election to the Board, as well as beginning in 2025 an annual restricted stock unit award on the date of Sabre’s annual meeting, in each case with a grant date value of $160,000 and vesting in full on the first anniversary of the date of grant. There are no arrangements or understandings between Ms. Paul and other persons pursuant to which she was selected as a director.

Also on February 8, 2024, Sabre announced that Rachel Gonzalez and Zane Rowe will be retiring from the Board, as well as from all Board committees on which they sit, effective February 16, 2024. Their decision to retire is not the result of any disagreement with Sabre or its management with respect to any matter relating to Sabre’s operations, policies or practices. The size of the Board will be reduced to eleven directors, effective upon their retirement from the Board and upon Ms. Paul’s election to the Board on February 16, 2024. A copy of the press release announcing these items is included as Exhibit 99.1.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press Release, dated February 8, 2024.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

Sabre Corporation

By:	/s/ Ann Bruder
Name: Ann Bruder
Title: Executive Vice President and Chief Legal Officer